EXHIBIT 10.1

ESCROW AGREEMENT

This ESCROW AGREEMENT is made and entered into as of June 30, 2008 by and between Title Starts Online, Inc., a Nevada corporation (the “Company”), and Synergy Law Group, LLC, an Illinois limited liability company (the “Escrow Agent”).

RECITALS

A. The Company intends to sell shares of Common Stock of the Company (the “Shares”) pursuant to an offering (the “Offering”) registered under the provisions of the Securities Act of 1933 as amended.

B. The Company will not close the Offering until the Company has received and accepted subscriptions for 200,000 Shares and the satisfaction of those other conditions contained in Section 4 hereto. The Offering will terminate on the earlier of (1) the date on which the Company accepts subscriptions for all unsold Shares which it intends to sell, (2) September 30, 2008 or (3) the date the Company elects, in its sole discretion, to terminate the Offering (the date on which the Offering terminates being referred to herein as the “Termination Date”).

C. The Escrow Agent has agreed to serve as escrow agent on the terms and conditions contained herein.

AGREEMENTS

In consideration of the recitals and mutual covenants and agreements set forth herein, the parties hereby covenant and agree as follows:

1. Appointment. The Company appoints the Escrow Agent as escrow agent for the purpose of holding the Escrow Funds (as defined below). The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions contained in this Escrow Agreement.

2. Delivery of Funds. The parties agree that subscription funds shall be delivered in the form of wire transfers directed to Charter One Bank per the following instructions:

CHARTER ONE BANK
FED ABA# 241070417
C/O TITLE STARTS ESCROW # 4512173977

The Escrow Agent agrees to hold subscription funds so received (the “Escrow Funds”) in an account maintained by the Escrow Agent at Charter One Bank for the benefit of “Title Starts Online, Inc.” (the “Escrow Account”). Once all of the Escrow Funds and any interest or earnings accrued thereon have been disbursed pursuant to this Escrow Agreement, the Escrow Agent shall take all necessary action to close the Escrow Account.

If the Company rejects any subscription, the funds for which the Escrow Agent has received, the Escrow Agent shall, upon the written direction of the Company, promptly act to reverse the transaction to return the subscription funds to the rejected subscriber

3. Escrow. The Escrow Agent agrees to hold the Escrow Funds received in accordance with Section 2 hereof until the release of the Escrow Funds pursuant to Section 4 hereof.

4. Release of the Escrow Funds. The Escrow Agent shall not release any part of the Escrow Funds to any party except as provided in this Section 4.

(a) Disbursement of Offering Proceeds. If the Escrow Agent receives written notice signed on behalf of the Company in the form of Exhibit A hereto, the Escrow Agent will act to release the Escrow Funds, along with any interest or other earnings thereon.

(b) Termination of the Offering. If, at any time prior to the disbursement pursuant to Section 4(a) above, the Company provides written notice to the Escrow Agent in the form of Exhibit B hereto that the Offering has been terminated, the Escrow Agent will promptly act to return to each subscriber the funds in the full amount of the subscriber’s subscription funds delivered to the Escrow Agent.

(c) Following End of Offering Period. If the Escrow Agent has not received a disbursement notice from the Company pursuant to Section 4(a) above prior to October 31, 2008, the Escrow Agent will promptly act to reverse the transactions to return to each subscriber the funds in the full amount of the subscriber’s subscription.

5. Escrow Funds. The Company hereby directs the Escrow Agent to hold the Escrow Funds and add the interest or other earnings on the Escrow Funds to the Escrow Account which shall be considered part of the Escrow Funds. If requested by the Company, the Escrow Agent shall provide or request that Charter One Bank provide to the Company periodic statements of all funds in the Escrow Account and the identity of the source of the subscription funds which have been deposited in the Escrow Account.

6. Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Escrow Agreement. The Escrow Agent shall be liable as an escrow agent only and shall not be responsible or accountable for the correctness of any information set forth in any statements delivered to it including, without limitation, any disbursement notice delivered by the Company pursuant to Section 4(a) or Section 4(b), shall not be required in any event to verify the correctness of any such statements and shall not be responsible for verifying compliance by the Company with the requirements any securities laws, rules or regulations, or the terms of any subscription agreement. The Escrow Agent shall be entitled to rely, without any investigation whatsoever, upon any communication received from the Company, and the Escrow Agent shall be entitled to deem the signatories of any subscription agreement or any communication submitted to it hereunder as being those purported to be authorized to sign such communication on behalf of such party and shall be entitled to rely on the genuineness of the signatures of such signatories without inquiry and without sustaining evidence of any kind. The Escrow Agent shall have the right to consult with counsel and shall be fully protected and shall not be liable with respect to any action taken or omitted by the Escrow Agent in good faith and on advice of counsel, and shall be fully protected and shall not be liable for any error of judgments or for any act done or omitted by it in good faith, except for its own gross negligence or willful misconduct. The Escrow Agent shall have no duties to anyone except those signing this Escrow Agreement. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees. In addition:

(a) if any property held under this Escrow Agreement is attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, or any part thereof, the Escrow Agent is expressly authorized in its sole direction, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing are binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated;

(b) if the Escrow Agent becomes involved in litigation on account of the Escrow Funds or of this Escrow Agreement, it shall have the right to retain counsel and shall have a lien on the property deposited hereunder for any and all reasonable costs, attorneys’ and solicitors’ fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the Company agrees to pay to the Escrow Agent on demand, its reasonable charges, counsel and attorneys’ fees, disbursements, and expenses in connection with such litigation; and

(c) any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Escrow Agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

7. Indemnification. The Company agrees to indemnify and hold harmless the Escrow Agent from and against any taxes, assessments, liabilities, claims, damages, actions, suits, costs and expenses (including reasonable attorneys’ fees and expenses actually incurred) or other charges suffered or incurred by the Escrow Agent in connection with the performance of its services hereunder, unless caused by the Escrow Agent’s gross negligence or willful misconduct. The provisions of Sections 6 and 7 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

8. No Control. It is agreed that, except as explicitly permitted by this Escrow Agreement, the Company shall have no right to receive, manage, transfer or otherwise control, in any way, any amounts held in the Escrow Account pending release of the Escrow Funds and at no time prior to actual payment from the Escrow Account shall the Company be considered to be in actual or constructive receipt of any amounts held in the Escrow Account.

9. Miscellaneous.

(a) This Escrow Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and this Escrow Agreement may not be modified or amended except by written instrument executed by all the parties hereto. The Company acknowledges that the Escrow Agent is neither a party to, nor bound by any provisions of, any Subscription Agreement.

(b) This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(c) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

(d) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the next business day following delivery to a nationally recognized overnight courier service, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or the next business day following electronic transmission to the telecopier number specified below with receipt acknowledged.

If to the Company:

Mark DeFoor
Title Starts Online, Inc.
7007 College Boulevard
Suite 270
Overland Park, KS 66211
Telephone No.: 913.832.0072
Facsimile No.: 913.747.3001

If to the Escrow Agent:

Bartly J. Loethen, Esquire
Synergy Law Group, LLC
730 West Randolph Street
Suite 600
Chicago, IL 60661
Telephone No.: 312.454-0015
Facsimile No.: 312.454-0261

10. Escrow Dispute. In the event of any disagreement between the Company and subscribers resulting in adverse claims and demands being made in connection with or for the Escrow Funds, the Escrow Agent shall be entitled, at its option, to hold the Escrow Fund until such time as a mutual agreement has been reached among all the parties or until disbursement is legally authorized by final judgment or decree of any court having jurisdiction thereover, or to deposit the Escrow Funds with any court having jurisdiction thereover pending the resolution of the disagreement.

11. Termination. This Escrow Agreement shall terminate and be of no further force and effect on the earliest to occur of: (a) receipt by the Escrow Agent of written notice of termination executed by the Company; or (b) the closing of the Escrow Account in accordance with the provisions hereof.

12. Resignation. The Escrow Agent, acting at any time hereunder, may resign at any time by giving 30 days’ prior written notice of resignation to the Company, such resignation to be effective on the date specified on such notice. Upon the effectiveness of such resignation, the Escrow Agent shall transfer the Escrow Funds to such succeeding the Escrow Agent or to such persons as the Company designates in writing to the Escrow Agent prior to the effectiveness of the resignation. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring the Escrow Funds to a successor escrow agent. In the event no such designation has been provided, the Escrow Agent shall deposit the Escrow Fund with any court having jurisdiction thereover. Prior to the effectiveness of the resignation of the Escrow Agent, the Escrow Agent shall remain obligated to perform all duties required of it under this Escrow Agreement.

13. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

TITLE STARTS ONLINE, INC.

By:	/s/ Mark DeFoor
Its:	President and Chief Executive Officer

ESCROW AGENT:

SYNERGY LAW GROUP, LLC,
AS ESCROW AGENT

By:	/s/Bartly J. Loethen
Its:	Manager

EXHIBIT A
DISBURSEMENT NOTICE
DISBURSEMENT OF OFFERING PROCEEDS

(Date)

Synergy Law Group, LLC
730 West Randolph Street, Suite 600
Chicago, IL 60661

Attention:   Bartly J. Loethen

Re:	Title Starts Online, Inc.
Charter One Bank Escrow Account No. 4512173977

Ladies and Gentlemen:

Reference is made to that certain Escrow Agreement dated as of June 30, 2008 (the “Escrow Agreement”) by and between Title Starts Online, Inc., a Nevada corporation (the “Company”), and Synergy Law Group, LLC, an Illinois limited liability company. All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

The Company hereby certifies that the Company has received and accepted subscriptions for 200,000 Shares with gross proceeds of at least $50,000;

You are hereby directed to disburse the Escrow Funds to the Company as follows: ________________________________________.

IN WITNESS WHEREOF, the undersigned have executed this statement on the date indicated above.

TITLE STARTS ONLINE, INC.

By:
Its:

EXHIBIT B
DISBURSEMENT NOTICE
TERMINATION

(Date)

Synergy Law Group, LLC
730 West Randolph Street, Suite 600
Chicago, IL 60661

Attention:   Bartly J. Loethen

Re:	Title Starts Online, Inc.
Charter One Bank Escrow Account No. 4512173977

Ladies and Gentlemen:

Reference is made to that certain Escrow Agreement dated as of June 30, 2008 (the “Escrow Agreement”) by and between Title Starts Online, Inc, a Nevada corporation (the “Company”), and Synergy Law Group, LLC, an Illinois limited liability company. All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

The Company has terminated the Offering prior to the disbursement of offering proceeds pursuant to Section 4(a) of the Escrow Agreement.

You are hereby directed to disburse the Escrow Funds to the subscribers in accordance with Section 4(b) of the Escrow Agreement.

IN WITNESS WHEREOF, the undersigned have executed this statement on the date indicated above.

TITLE STARTS ONLINE, INC.

By:
Its: